2013 EQUITY INCENTIVE PLAN
OF

CELLULAR DYNAMICS INTERNATIONAL, INC.

1.	PURPOSE

The purpose of the Plan is to provide compensation alternatives for certain Employees, Directors and Consultants using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees, Directors and Consultants, to provide a stronger incentive for such Employees, Directors and Consultants to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees, Directors and Consultants with a proprietary interest in the performance and growth of the Company.

2.	DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)“Award” shall mean an Option, Shares, Restricted Stock, Restricted Stock Units, Deferred Stock or Performance Share Units granted under the Plan.

(b)“Award Agreement” shall mean an Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Deferred Stock Agreement or Performance Share Unit Agreement, as applicable.

(c)“Board of Directors” shall mean the board of directors of the Company.

(d)“Cause” shall mean termination of a Participant’s employment with the Company or service as a Consultant upon, as applicable, (i) any failure of the Participant to substantially perform his or her duties with the Company (other than by reason of illness) which occurs after the Company has delivered to the Participant a demand for performance which specifically identifies the manner in which the Company believes the Participant has failed to perform his or her duties, and the Participant fails to resume performance of his or her duties on a continuous basis within fourteen (14) days after receiving such demand, (ii) such Participant’s commission of a material violation of any law or regulation applicable to the Company or a Subsidiary or the Participant’s activities in respect of the Company or a Subsidiary, (iii) such Participant’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (iv) in the case of an Employee, such Participant’s chronic absence from work other than by reason of a serious health condition, (v) such Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (vi) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e)“Change in Control” shall mean the first to occur of the following:

(1)    The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of Outstanding Company Common Stock and/or Outstanding Company Voting Securities shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under Subparagraph (e)(3) hereof; or

(2)    Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(3)    Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, fifty percent (50%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, statutory share exchange or consolidation; or

(4)    Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (i) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, fifty percent (50%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors providing for such sale or other disposition of assets of the Company.

(f)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)“Committee” shall mean the Compensation Committee of the Board of Directors with respect to grants to Employees or Consultants under the Plan and the Board of Directors with respect to grants to Directors under the Plan. Notwithstanding the foregoing, for grants made to Employees who are officers under Section 16 of the Exchange Act, to the extent such grants are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall be constituted solely of “outside directors” as described in regulations promulgated under Section 162(m) of the Code.

(h)“Company” shall mean Cellular Dynamics International, Inc., a Wisconsin corporation.

(i)“Consultant” shall mean an individual who is a not an Employee or a member of the Board of Directors and who is providing service, as a consultant or other service provider, to the Company or a Subsidiary.

(j)“Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 10 of the Plan.

(k)“Deferred Stock Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Deferred Stock has been granted to such Participant.

(l)“Director” shall mean an individual who is a member of the Board of Directors.

(m)“Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

(n)“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(o)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p)“Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows:
(1)    If the Shares are listed on any established stock exchange or national market system, “Fair Market Value” shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, as reported in The Wall Street Journal or such source as the Committee deems reliable. If there are no market quotations for the Shares on such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

(2)    Notwithstanding Subparagraph (p)(1) hereof, on the date that the initial public offering of the Shares occurs, “Fair Market Value” shall be the price at which stock is sold in the initial public offering, not the closing price (or closing bid, if no sales were reported) on the date of the initial public offering.

(3)    If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, “Fair Market Value” shall be the mean between the high bid and low asked prices for the Shares such date. If there are no bid or asked prices for the Shares on such date, the determination shall be made by reference to the last date preceding such date for which there are bid and asked prices.

(4)    In the absence of an established market for the Shares, “Fair Market Value” shall be the fair market value of a Share as determined in good faith by the Committee in conformity with applicable law and accounting standards, with the Committee’s determination being binding on the Company, the Participants and all other persons for all purposes.

(q)“Fiscal Year” means the fiscal year of the Company.

(r)“Good Reason” shall mean (i) a material diminution in Participant’s authority or duties, (ii) a material reduction in Participant’s base salary (excluding, however, any reduction made in connection with, and proportionate to, a Company-wide reduction), or (iii) a material change in Participant’s location of employment (excluding any required relocation within a 50-mile radius of such location of employment); provided, however, that the Participant has given notice of the existence of the good reason condition within 90 days of its occurrence, and the Company has been given at least 30 days to remedy the condition and has failed to do so.

(s)“Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code.

(t)“Option Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which an Option has been granted to such Participant.

(u)“Participant” shall mean an Employee, Director or Consultant to whom an Award has been granted under the Plan.

(v)“Performance Goals” shall mean the goals identified by the Committee to measure one or more business or other criteria, which may include any of the following criteria and which, where applicable (i) may be set on a pre-tax or after-tax basis, (ii) may include or exclude the impact of changes in currency exchange rates, (iii) may be applied on an absolute or relative basis, (iv) may be valued on a growth or fixed basis, and (v) may be applied on a Company-wide, business segment, or individual basis:

(1)    net income;
(2)    revenue;
(3)    earnings per share;
(4)    return on investment;
(5)    return on invested capital;
(6)    return on equity;
(7)    return on assets or net assets;
(8)    shareholder returns (either including or excluding dividends) over a specified period of time;
(9)    financial return ratios;
(10)    cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(11)    amount of expense;
(12)    economic profit;
(13)    gross profit;
(14)    gross profit margin percentage;
(15)    operating profit;
(16)    operating profit margin percentage;
(17)    amount of indebtedness;
(18)    debt ratios;
(19)    earnings before interest, taxes, depreciation or amortization (or any combination thereof);
(20)    Share value;
(21)     return on capital employed;
(22)    return on average capital employed

(23)    strategic business criteria, consisting of one or more objectives based on achieving specified revenue, market penetration, or geographic business expansion goals, or cost targets, or goals relating to acquisitions or divestitures, or any combination of the foregoing;
(24)    customer satisfaction;
(25)    productivity ratios;
(26)     new product invention or innovation;
(27)     attainment of research and development milestones; or
(28)    such other subjective or objective performance measures, including individual goals deemed appropriate by the Committee.

The above Performance Goals may be determined with or without regard to extraordinary, unusual or nonrecurring items, including, without limitation: changes in accounting principles or the application thereof; extraordinary, unusual or nonrecurring gains; gains or losses on the sale of assets; currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring activities; and other non-operating items, as specified by the Committee upon the grant of an Award.

(w)“Performance Share Units” shall mean a right to receive Shares from the Company upon the attainment of specified Performance Goals in accordance with, and subject to, Paragraph 11 of the Plan.

(x)“Performance Share Unit Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Performance Share Units have been granted to the Participant.

(y)“Plan” shall mean the 2013 Equity Incentive Plan of the Company.
(z)“Restricted Period” shall mean the period prior to which all Shares subject to, or issued in respect of, an Award have vested.

(aa) “Restricted Stock” shall mean Shares granted to a Participant by the Committee which are subject to restrictions imposed under Paragraph 9 of the Plan.

(bb) “Restricted Stock Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Restricted Stock has been granted to such Participant.

(cc) “Restricted Stock Units” shall mean a right to receive Shares from the Company in accordance with, and subject to, Paragraph 9 of the Plan.

(dd) “Restricted Stock Unit Agreement” shall mean the agreement between the Company and a Participant confirming the terms under which Restricted Stock Units have been granted to such Participant.

(ee) “Share” or “Shares” shall mean the $0.0001 par value common stock of the Company.

(ff) “Subsidiary” shall mean any entity in which the Company owns, directly or indirectly, more than 50% of the voting interests entitled to vote in the election of directors, or any comparable governing body if the entity does not have directors.

3.	AWARDS AVAILABLE UNDER THE PLAN

The Committee may grant Options, Shares, Restricted Stock, Restricted Stock Units, Deferred Stock and Performance Share Units under the Plan.

4.	SHARES RESERVED UNDER PLAN

(a)    The aggregate number of Shares which may be issued under the Plan pursuant to the exercise, settlement or grant of Awards is 831,659 Shares. Shares issued under the Plan may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 14 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (i) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued, (ii) Shares tendered, either actually or by attestation, to the Company as full or partial payment for such exercise of an Option under this Plan shall be treated as issued hereunder, and (iii) any Shares which are used in settlement of tax withholding obligations with respect to an Award shall be treated as issued hereunder.

(b) The number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the first Fiscal Year following the Fiscal Year in which the initial public offering of the Shares occurs and continuing until the fourth Fiscal Year following the Fiscal Year in which the initial public offering of the Shares occurs, in an amount equal to 4% of the outstanding Shares on the last day of the immediately preceding Fiscal year.

(c) The maximum number of Performance Share Units granted to any one Employee during any Fiscal Year shall be limited to 102,564 (subject to adjustment as provided in Paragraph 14 hereof).

5.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine the Employees, Directors or Consultants to whom Awards are granted under the Plan, the terms and provisions of each such Award, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. All determinations of the Committee under the Plan shall be in its sole discretion and are binding on the Company, the Participants and all other persons. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”), and to permit the Plan to comply any other statutory rule or regulatory requirements.

6.	DELEGATION OF AUTHORITY

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time. Consistent with the foregoing, any delegation of authority may not extend to Awards or decisions governing persons who are officers of the Company under Section 16 of the Exchange Act.

7.	ELIGIBILITY

Employees, Directors and Consultants shall be eligible to receive Awards under the Plan. In determining the Employees, Directors and Consultants to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contributions to the success of the Company, and other such factors as the Committee in its sole discretion shall deem relevant.

8.	OPTIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:

(a)Grants. Any grant of an Option shall be confirmed by the execution of an Option Agreement.

(b)Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option.

(c)Vesting Conditions; Exercise Period.

(1) The Committee shall have the authority to establish the terms of any Option including the conditions under which an Option and/or Shares that may be or are acquired upon exercise of an Option shall vest and other terms and conditions under which an Option may be exercised and Shares may be acquired upon such exercise. The Committee may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Consultant or a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific Performance Goals.

(2) Except as determined by the Committee or as otherwise provided in this Plan, upon a Participant ceasing to be an Employee, a Director, or a Consultant, as the case may be, such Participant shall forfeit any Option or portion of an Option that was granted to such Participant in such capacity and that has not vested at the time of such cessation.

(3) The Committee in its sole discretion may grant an Option that is fully vested or establish a vesting schedule with respect to an Option. Except as otherwise determined by the Committee, an Option (i) shall be exercisable only to the extent the Option is vested and (ii) shall vest according to the following schedule: (A) the Option shall vest as to one‑fourth of the Shares covered by the Option on the first anniversary of the date of grant of the Option, and (B) the Option shall vest as to another one‑fourth of the Shares covered by the Option on each of the three (3) subsequent anniversaries of such date, provided that the Participant is still an Employee, a Director, or a Consultant, as the case may be, on each such vesting date. The Committee may permit the exercise of an Option to the extent unvested. If so permitted, then upon the exercise of an Option or portion of an Option that has not vested, the Shares received pursuant to such exercise to the extent attributable to the unvested portion of the Option shall be Restricted Stock subject to Paragraph 9 hereof, and having a vesting schedule the same as the vesting schedule of the Option or portion of the Option in respect of which the Shares were received.

(4) Notwithstanding the foregoing, except as otherwise determined by the Committee, all outstanding Options held by a Participant shall become fully vested and immediately exercisable in full, upon the first to occur of the Participant’s death or Disability while an Employee, Director or Consultant, as the case may be.
(5) Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten (10) years from its date of grant. Every Option which has not been exercised within ten (10) years of its date of grant shall lapse upon the expiration of such ten‑year period unless it shall have lapsed at an earlier date.
(e)    Exercise. Except as otherwise permitted by the Committee, an Option shall be exercisable by delivery to the Company of (i) payment in full of the exercise price of the Shares then being acquired as provided in Paragraph 8(f) hereof, and (ii) execution of such other documentation as is determined to be necessary or appropriate by the Committee from time to time the form of which shall be provided to the Participant at the time of execution and delivery of the Option Agreement.

(f)    Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash (including through participation in a broker-assisted cashless exercise program), Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Committee from time to time. Unless otherwise determined by the Committee, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. All Shares so delivered shall be valued for this purpose at their fair market value determined in the sole discretion of the Committee on the day on which such Shares are delivered. The Committee may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the fair market value determined in the sole discretion of the Committee) equal to the exercise price and the required tax withholding at the time of exercise. To the extent the combined value of the whole Shares is not sufficient to equal the exercise price and required tax withholding, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.
(g)    Cessation of Status. Except as determined otherwise by the Committee:

(1) Any Participant who ceases to be an Employee, Director or Consultant due to Disability shall have one (1) year from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years from its date of grant.

(2) In the event of the death of a Participant while an Employee, a Director, or a Consultant, as the case may be, any Option, as to all or any part of the Shares subject to such Option, granted to such Participant shall be exercisable:
(A) for one (1) year after the Participant’s death, but in no event subsequent to ten (10) years from its date of grant; and

(B) only (i) by the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Committee shall approve or prescribe), or, (ii) if the deceased Participant dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Participant, or by the person or persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution.

A Participant who holds (including following cessation of employment or service) an Option who has designated a beneficiary for purposes of Subparagraph 8(g)(2)(B)(i) hereof may change such designation at any time, by written notice given to the Secretary of the Company, subject to such conditions and requirements as the Committee may prescribe in accordance with applicable law.

(3) If a Participant ceases to be an Employee, Director or Consultant for a reason other than those specified above, such Employee or Consultant (with respect to an Option granted to him or her in the capacity of an Employee or Consultant) or Director (with respect to an Option granted to him or her in the capacity of a Director) shall have ninety (90) days from the date of such cessation to exercise any such Option with respect to such of the Shares subject thereto as to which such Participant then has a present right to exercise; provided, however, that no Option shall be exercisable subsequent to ten (10) years from its date of grant. Notwithstanding the foregoing, if a person ceases to be an Employee or a Consultant because of a termination of employment or service for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h)    Extension of Periods. The Committee in its sole discretion may increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee, Director or Consultant as provided in Subparagraphs 8(g)(1), (2) and (3) hereof if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i)    Transferability. Except as otherwise provided in the remainder of this Paragraph 8(i) or determined by the Committee, an Option shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer an Option granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Committee shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Committee, and all such transferees shall be subject to all terms and conditions of this Plan to the same extent as would be the Participant.

(j)    Nature of Options. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Options granted hereunder, or any right to exercise any of the rights or privileges of a shareholder with respect to any Options until Shares are issued in connection with any exercise.

9.	RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:

(a)Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or Restricted Stock Unit Agreement or, in the case of an Option over Restricted Stock, such terms shall be confirmed by the execution of an Option Agreement.

(b)Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the Restricted Period, subject to the provisions of this Paragraph 9. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, such Restricted Stock shall be forfeited to the Company.

(c)Vesting Conditions. The Committee shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Committee may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director or Consultant during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific Performance Goals. For purposes of qualifying Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock or Restricted Stock Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the Performance Goals and other applicable conditions have been satisfied before the Restricted Period shall end or the Restricted Stock Units are paid.

(d)Cessation of Status. Except as determined otherwise by the Committee:

(1) If a Participant ceases to be an Employee, a Director or a Consultant for any reason, then except as provided in Subparagraph 9(d)(2) hereof, such Employee or Consultant (with respect to Restricted Stock or Restricted Stock Units granted to him or her in the capacity of an Employee or a Consultant), or such Director (with respect to Restricted Stock or Restricted Stock Units granted to him or her in the capacity of a Director) shall forfeit all Restricted Stock and all unvested Restricted Stock Units held by such Participant.

(2) Upon the death or Disability of an Employee, Director or Consultant, while employed or otherwise providing services to the Company, all restrictions applicable to any Restricted Stock then held by such a Participant shall immediately lapse and all unvested Restricted Stock Units held by such a Participant shall immediately vest.

(e)Retention of Certificates. The Company will retain custody of the stock certificates representing Restricted Stock during the Restricted Period, as well as a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Company.

(f)Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Stock Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Committee shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Committee, and all such transferees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g)No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(h)Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 14, below. However, the Company, as determined in the sole discretion of the Committee at the time of grant only, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Committee, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Fair Market Value on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Committee at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Units vest.

(i)Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Committee, a Participant who holds Restricted Stock Units shall not be entitled to receive dividends, distributions, or dividend equivalents when such payments or distributions are made with respect to the Shares distributable with respect to such Restricted Stock Units. For record dates occurring after such Shares are distributed, the Participant shall be entitled to receive dividends or distributions if any are declared on the Shares.

(j)Section 83(b) Election. The Committee may provide in a Restricted Stock Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

10.	DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:

(a)Grants. The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b)Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 14 hereof. However, the Company, as determined in the sole discretion of the Committee at the time of grant only, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Committee, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Fair Market Value on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined in the Deferred Stock Agreement; provided, however, that, with respect to Deferred Stock that is treated as nonqualified deferred compensation under Section 409A of the Code, Shares shall only be distributed in accordance with the rules of Section 409A and any guidance issued thereunder (including any delay in distribution required if a Participant is a specified employee); and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

(c)Cessation of Status. Except as otherwise determined by the Committee:

(1) If a Participant ceases to be an Employee, a Director or a Consultant for any reason, then except as provided in Subparagraph 10(c)(2) hereof, such Employee or Consultant (with respect to Deferred Stock granted to him or her in the capacity of an Employee or a Consultant) or such Director (with respect to Deferred Stock granted to him or her in the capacity of a Director) shall forfeit all Deferred Stock held by such Participant on the date of termination that has not vested.
(2) Upon the death or Disability of an Employee, Director or Consultant, all Deferred Stock then held by such Participant shall immediately vest.
(d)Transferability. Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Committee shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Committee, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(e)No Rights as a Shareholder. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, or any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock until Shares are distributed to the Participant.

(f)Dividends and Distributions. Except as otherwise provided by the Committee, a Participant who holds Deferred Stock shall not be entitled to receive dividends, distributions, or dividend equivalents when such payments or distributions are made with respect to the Shares distributable with respect to the Deferred Stock. For record dates occurring after such Shares are distributed, the Participant shall be entitled to receive dividends or distributions if any are declared on the Shares.

(g)Accelerated Distribution. The Committee may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.

11.	PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine, including the following:

(a)Grants. The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable Performance Goals, the performance period, and any vesting period applicable to the Award.

(b)Performance Goals. The Committee shall set performance conditions based upon the achievement of specific Performance Goals. The Committee may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director or Consultant, which may or may not run concurrently with the performance period. For purposes of qualifying Performance Share Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may set performance conditions based upon the achievement of Performance Goals. In such event, the Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Performance Share Units to qualify as “performance-based compensation” under Section 162(m) of the Code and the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Share Units under Section 162(m) of the Code, including, without limitation, written certification by the Committee that the Performance Goals and other applicable conditions have been satisfied before any payment is made in respect of an Award of Performance Share Units.

(c)Award Calculation and Payment. The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable Performance Goals. Except as otherwise determined by the Committee at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (i) the date the Committee has approved and certified the number of Performance Share Units that have been earned, or (ii) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Committee at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Committee, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Fair Market Value of a Share on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d)Cessation of Status. Except as otherwise determined by the Committee:

(1) If a Participant ceases to be an Employee, a Director or a Consultant for any reason, then except as provided in Subparagraph 11(d)(2) hereof the Participant shall forfeit all Performance Share Units that have not yet been earned and/or vested as of the date of termination.

(2) If a Participant ceases to be an Employee, Director or Consultant due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target performance condition had been achieved at the end of the performance period.

(e)Transferability. Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, that Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Committee shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Committee, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(f)Rights as a Shareholder. A Participant receiving an Award of Performance Share Units shall have the rights of a shareholder only as to Shares issued under the Plan upon the attainment of specified Performance Goals and not with respect to Shares subject to the Award but not issued to the Participant. A Participant shall be entitled to receive Shares only upon attainment of specified Performance Goals within the period specified in the Performance Share Unit Agreement, as certified by the Committee.

12.	FOREIGN AWARD RECIPIENTS

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Committee shall have the power and authority in its sole discretion to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Paragraph 4 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

13.	LAWS AND REGULATIONS

Each Award Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (i) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (ii) receipt from the Participant of such documents and information as the Committee may deem necessary or appropriate in connection with such registration or qualification.

14.	ADJUSTMENT PROVISIONS

(a)Adjustments. In the event of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, any distribution of cash or other property to the shareholders (other than a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 hereof and any other limitations contained in Paragraph 4 hereof, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock or Restricted Stock Units then held by each Participant, the number of Shares to which each then outstanding Award of Deferred Stock or Performance Share Units relates, the exercise price applicable to each outstanding Option shall be adjusted in such equitable and proportionate manner as determined by the Committee. No fractional Share shall be issued under the Plan resulting from any such adjustment but the Committee in its sole discretion may make a cash payment in lieu of a fractional Share.

(b)Binding Effect. Any adjustment, waiver, conversion or other action taken by the Committee under this Paragraph 14 shall be conclusive and binding on all Participants and the Company and their respective successors and assigns.

15.	TAXES

The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required to be withheld under applicable law in connection with any Award, and the Company may defer making delivery of Shares until arrangements satisfactory to it have been made with respect to any such withholding obligations. If a Participant is permitted by the Committee to do so, the Participant may, at his or her election, satisfy his or her obligation for payment of required tax withholding by having the Company retain a number of Shares having an aggregate fair market value (as determined by the Committee) on the date the Shares are withheld equal to the amount of the required tax withholding. If the Company will not accept Shares for payment of tax withholding, the Participant must transfer cash to the Company equal to the withholding obligation. Any tax withheld hereunder shall not exceed the minimum required by law.

16.	EFFECTIVENESS OF THE PLAN

The Plan, as approved by the Board of Directors and the shareholders of the Company, shall become effective as of the date of such shareholder approval, and any amendment and/or restatement of the Plan shall become effective as of the date of approval by the Board of Directors, except that, if any amendment or restatement is subject to shareholder approval, the date of shareholder approval instead shall be the effective date.

17.	EFFECT OF CORPORATE TRANSACTIONS

(a)    Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Committee shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (1) or (2) below:
(1)    Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that, for Options, the excess of the aggregate Fair Market Value of the Shares subject to such Award immediately before such substitution over the exercise price thereof, if any, is not more than the excess of the aggregate fair market value of the substituted shares made subject to such Award immediately after such substitution over the exercise price thereof, if any; or
(2)    The Committee may cancel such Award. In the event any Option is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event over (ii) the exercise price of such Option, multiplied by the number of shares subject to such Award (including any unvested portion). In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Participant an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of such event (including payment for any unvested portion). No payment shall be made to a Participant for any Option if the exercise price for such Option exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. Unless the particular Award Agreement provides otherwise, determination of any payment under this Section 17(a)(2) for an Award that is subject to a Performance Goal shall be based upon achievement at the target level of performance.
(b)    Effect of Change in Control upon Certain Awards. Except as otherwise determined by the Committee (in an Award Agreement or otherwise) or except where a Participant’s entitlement to an Award is subject to a Performance Goal, upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve (12) months following a Change in Control, all Awards will become fully vested, and for Options, immediately exercisable. In the case of an Award under which a Participant’s entitlement to the Award is subject to the achievement of a Performance Goal, except as otherwise determined by the Committee (in the Award Agreement or otherwise), upon the occurrence of a Change in Control, the Participant shall be deemed to have satisfied the Performance Goal(s) at the target level of performance and such Award shall continue to vest based upon the time-based service vesting criteria, if any, to which the Award is subject. For Awards described in the preceding sentence that are assumed or maintained by the acquiring or surviving company following a Change in Control, except as otherwise determined by the Committee (in an Award Agreement or otherwise), upon a Participant’s involuntary termination of employment without Cause or a voluntary termination of the Participant’s employment for Good Reason within twelve (12) months following a Change in Control, the time-based service vesting criteria shall be deemed satisfied at the time of such termination.

18.	TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after the tenth (10th) anniversary of the date this Plan is approved by the shareholders of the Company. The Board of Directors may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law. Except as described below, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Notwithstanding the above to the contrary, the Board of Directors or the Committee may amend the Plan or any Award Agreement at any time, without the consent of any Participant, in order to cause the Plan or such Award Agreement to meet the requirements of Section 409A of the Code and any guidance promulgated thereunder in order to avoid causing any Participant to become subject to interest and/or penalties that would otherwise by imposed under Section 409A of the Code. In the event this Plan is terminated, any amounts allocated to a Participant hereunder that are subject to Section 409A of the Code shall be distributed to the Participant only in a manner permitted under Section 409A of the Code and any guidance promulgated thereunder.

Except as otherwise provided in this Plan, the Committee may amend an outstanding Award or any Award Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Committee may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Committee may not adjust or amend the exercise price of any outstanding Option, whether through amendment, cancellation and replacement grants, or any other means, except in accordance with Paragraph 14 of the Plan.

19.	OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, or have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Committee expressly determines otherwise.

20.	CLAWBACK POLICY

All Awards granted under the Plan are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy required to be adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or other applicable law. No forfeiture or recovery of Awards granted under the Plan or any other action taken under any clawback or recoupment policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between a Participant and the Company.

21.	NO RIGHT TO EMPLOYMENT OR SERVICE.

The Plan shall not confer upon any person any right to continue employment or service with the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment or service at any time.

22.	SEVERABILITY

In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, applied without regard to the laws of any other jurisdiction that otherwise would govern under conflict of law principles.

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